CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Metropolitan Series Fund, Inc. on Form N-14AE of our report dated February 14, 2005 relating to the financial statements of Capital Guardian U.S. Equity Portfolio, a series of Metropolitan Series Fund, Inc., for the year ended December 31, 2004 in the Prospectus/Proxy Statement, which is a part of such Registration Statement.

We also consent to the reference to us under the heading "Financial Statements and Experts" in such Prospectus/Proxy Statement.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
December 20, 2005